Exhibit 99.2

News Release For more information, please contact: MEDIA: Jon Harris 630-857-1440 jon.harris@conagrafoods.com INVESTORS: Chris Klinefelter 402-240-4154 chris.klinefelter@ConAgraFoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS ANNOUNCES PLANS TO SEPARATE INTO TWO

INDEPENDENT PUBLIC COMPANIES

Conagra Brands Will be a Diverse Portfolio of Leading Brands

Lamb Weston Will Be a Leading Foodservice Supplier of Frozen Potatoes

Company Plans Tax-Free Distribution of New Publicly Traded Stock in Lamb Weston

OMAHA, Neb. — November 18, 2015 — ConAgra Foods, Inc. (NYSE: CAG) (the “Company”) today announced plans to pursue the separation of the Company into two independent public companies: one comprising its robust consumer portfolio of diverse and leading brands and the other comprising its market leading foodservice portfolio of innovative frozen potato products. The consumer brands business will be renamed Conagra Brands, Inc. (“Conagra Brands”) and the frozen potato business will operate under the Lamb Weston name. Immediately following the transaction, which is expected to be completed in the fall of 2016, ConAgra Foods shareholders will own shares of both independent companies. The transaction is expected to be structured as a spin-off of the Lamb Weston business, tax-free to the Company and its shareholders.

“The decision to separate into two pure-play companies reflects our ongoing commitment to implementing bold changes in order to deliver sustainable growth and enhanced shareholder value,” said Sean Connolly, president and chief executive officer, ConAgra Foods. “We carefully considered a variety of strategic alternatives, and believe that the separation of our Lamb Weston specialty potato business from our consumer brands business is the best way to drive shareholder value. The separation will enable each company to sharpen its strategic focus and provide flexibility to capitalize on the unique growth opportunities in its respective market. Shareholders will gain direct exposure to more focused consumer and commercial foods businesses, each with distinct customer bases and investment profiles. We are confident that this separation will best position each company to compete and win while creating compelling long-term value for shareholders and delivering benefits to employees, customers and other key stakeholders.”

The two businesses operate in distinct markets and possess unique and compelling growth prospects and investment requirements. In addition, ConAgra Foods believes that the separation will result in other material benefits to the standalone companies, including:

•	Greater management focus on the distinct businesses of consumer brands and foodservice frozen potato products;

•	Increased flexibility, agility and resources to capitalize on their respective long-term opportunities and growth strategies;

•	Tailored capital structures and financial policies and targets appropriate for each company’s unique business profile; and

•	The ability for investors to value the two companies based on their particular operational and financial characteristics and invest accordingly.

Conagra Brands

Conagra Brands will be comprised primarily of the operations currently reported as the Company’s Consumer Foods segment, which generated approximately $7.2 billion in fiscal 2015 revenues, as reported. The Consumer Foods segment consists of popular leading brands such as Marie Callender’s, Hunt’s, RO*TEL, Reddi-wip, Slim Jim, PAM, Chef Boyardee, Orville Redenbacher’s, P.F. Chang’s and Healthy Choice.

Conagra Brands is also expected to include several businesses currently reported within the Commercial Foods segment, including the traditional foodservice business (sales of branded products to foodservice companies), Spicetec Flavors & Seasonings and JM Swank, as well as certain private label operations which were moved to the Consumer Foods reporting segment in the first quarter of fiscal 2016. These businesses generated approximately $1.8 billion in fiscal 2015 revenues, as reported. Conagra Brands is also expected to retain the Company’s stake in the Ardent Mills joint venture.

Conagra Brands’ core strategy will focus on further strengthening its consumer and foodservice portfolios, driving innovation and improving margins. Conagra Brands will remain committed to its plans to optimize operational efficiency to provide additional resources to invest in the business and pursue strategic acquisitions while also returning capital to shareholders. Conagra Brands expects to maintain an investment-grade profile following the separation, and to remain committed to a strong and attractive dividend.

Conagra Brands will be led by CEO Sean Connolly and will be headquartered in Chicago.

Lamb Weston

Following the separation, Lamb Weston’s portfolio will consist of frozen potato, sweet potato, appetizer and other vegetable products, as well as a continued presence in retail frozen products under licensed brands and private brands. For fiscal 2015, Lamb Weston generated revenues of approximately $2.9 billion, as reported, and accounted for the significant majority of the Commercial Foods segment’s fiscal 2015 operating profit of approximately $570 million.

Lamb Weston is a leading frozen potato products provider to the foodservice industry on a global basis. The Company’s interests in several joint ventures, including Lamb Weston / Meijer in Europe, are integral to the execution of its global strategy and are expected to remain with the business following separation. With distinct competitive advantages in key geographies, Lamb Weston will leverage this strong foundation to build upon its proven track record of growth. The Company will focus on opportunities to expand share domestically and accelerate international growth, particularly within fast-growing emerging markets.

Capital structure and capital allocation policy for Lamb Weston have not yet been finalized. The Lamb Weston management team will be announced at a later date.

Separation Details

The separation is expected to be tax-free to ConAgra Foods shareholders for federal income tax purposes. The transaction is currently targeted to be completed in the fall of 2016, subject to final approval by the Company’s Board of Directors, other customary approvals and receipt of an opinion from tax counsel on the tax-free nature of the spin-off to the Company and its shareholders. Throughout the separation process, ConAgra Foods management will remain highly focused on driving strong business performance, and delivering on its previously announced $300 million efficiency plan.

ConAgra Foods today also reiterated its plans to utilize the net proceeds from the pending sale of its Private Brands business primarily for debt reduction.

ConAgra Foods will hold investor days for Conagra Brands and Lamb Weston prior to the execution of the separation.

Goldman Sachs and Centerview Partners are serving as financial advisors and Jones Day and Davis Polk & Wardwell LLP are serving as legal advisors to ConAgra Foods.

Conference Call

ConAgra Foods will host a conference call regarding this announcement at 8:30 a.m. EST today. Following the Company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-888-819-8045 and 1-913-981-5578, respectively, and entering pass code 7012484. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.

A rebroadcast of the conference call will be available after 10:30 a.m. EST today. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 7012484. A rebroadcast also will be available on the Company’s website.

About ConAgra Foods

ConAgra Foods, Inc., (NYSE:CAG) is one of North America’s largest packaged food companies with branded and private label food found in 99 percent of America’s households, as well as a strong commercial foods business serving restaurants and foodservice operations globally. Consumers can find recognized brands such as Marie Callender’s®, Healthy Choice®, Slim Jim®, Hebrew National®, Orville Redenbacher’s®, Peter Pan®, Reddi-wip®, PAM®, Snack Pack®,

Banquet®, Chef Boyardee®, Egg Beaters®, Hunt’s® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private labels, in grocery, convenience, mass merchandise, club and drug stores. Additionally, ConAgra Foods supplies frozen potato and sweet potato products as well as other vegetable, spice, and bakery products to commercial and foodservice customers. ConAgra Foods operates ReadySetEat.com, an interactive recipe website that provides consumers with easy dinner recipes and more. For more information, please visit us at www.conagrafoods.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to successfully complete the spin-off of its Lamb Weston business on a tax-free basis, within the expected time frame or at all; ConAgra Foods’ ability to successfully complete the pending sale of its private brands operations, within the expected time frame or at all; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve its targeted operating efficiencies, cost-saving initiatives, and trade optimization programs; ConAgra Foods’ ability to successfully execute its long-term value creation strategy; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing efforts, whether through pricing actions or changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; the success of ConAgra Foods’ innovation and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this document to reflect future events or circumstances or otherwise.